                                                                    EXHIBIT 11.2

                                NOVA CORPORATION
                  COMPUTATION OF HISTORICAL EARNINGS PER SHARE

                                                       Three Months Ended         Nine Months Ended
                                                         September 30,              September 30,
                                                    ------------------------  -------------------------
                                                       1995         1996          1995         1996
                                                    -----------  -----------  ------------  -----------
PRIMARY
Weighted average Common Stock outstanding during
    the period                                       1,671,296    28,688,583    1,671,296    26,389,308
Cheap Stock (1)                                         52,069             0       52,069             0
Dilutive effect of common stock equivalents               ---      1,388,179         ---      1,756,594
                                                    ----------   -----------  -----------   -----------

    Total                                            1,723,365    30,076,762    1,723,365    28,145,902
                                                    ==========   ===========  ===========   ===========

Net income (loss)                                   $  400,000   $ 2,369,000  ($1,639,000)  $ 4,923,000
Less: Preferred Stock dividends                        956,126             0    2,804,688             0
                                                    ----------   -----------  -----------   -----------

Net income (loss) available for Common Stock
   and common stock equivalents                      ($556,126)  $ 2,369,000  ($4,443,688)  $ 4,923,000
                                                    ==========   ===========  ===========   ===========
Per share amount                                        ($0.32)        $0.08       ($2.58)        $0.17
                                                    ==========   ===========  ===========   ===========


FULLY DILUTED
Weighted average Common Stock outstanding during
    the period                                       1,671,296    28,688,583    1,671,296    26,389,308
Cheap Stock (1)                                         52,069             0       52,069             0
Dilutive effect of common stock equivalents               ---      1,388,179          ---     1,756,594
                                                    ----------   -----------  -----------   -----------

    Total                                            1,723,365    30,076,762    1,723,365    28,145,902
                                                    ==========   ===========  ===========   ===========

Net income (loss)                                   $  400,000   $ 2,369,000  ($1,639,000)  $ 4,923,000
Less: Preferred Stock dividends                        956,126             0    2,804,688             0
                                                    ----------   -----------  -----------   -----------

Net income (loss) available for Common Stock
   and common stock equivalents                      ($556,126)  $ 2,369,000  ($4,443,688)  $ 4,923,000
                                                    ==========   ===========  ===========   ===========

Per share amount                                        ($0.32)        $0.08       ($2.58)        $0.17
                                                    ==========   ===========  ===========   ===========

__________

(1) Pursuant to Securities and Exchange Commission Accounting Bulletin No. 83, common stock and common stock equivalents issued at prices below the assumed initial public offering price per share ("Cheap Stock") during the twelve months immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented.

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